EXHIBIT 99.1

News Release

Investor or Corporate Contacts:
Direct Insite Corp.
Jeff Yesner
631-873-2900
investorrelations@directinsite.com

DIRECT INSITE CORP. TO PRESENT AT
THE SECOND ANNUAL MARCUM LLP MICROCAP CONFERENCE

Fort Lauderdale, FL (May 20, 2013) – Direct Insite Corp. (OTC BB: DIRI.OB) announced today that Matthew E. Oakes, President, Director and Chief Executive Officer, will present at the Second Annual Marcum LLP MicroCap Conference on Thursday, May 30, 2013 in New York City at the Grand Hyatt Hotel.

The Company’s presentation is scheduled to begin at 9:00 a.m. EDT.

For more information and registration, please visit the conference website: http://www.marcumllp.com/microcap

About Direct Insite Corp.

Direct Insite Corp. delivers cloud-based e-invoicing solutions for AP, AR and payments automation.  For nine years, Direct Insite has built a track record in automating some of the most demanding financial environments, including the shared services organizations of Fortune 3000 companies.  Today, over 300,000 suppliers and customers use our e-invoicing network across 100 countries (representing more than 35 currencies and 17 languages).  Direct Insite’s Invoices On-Line (IOL) suite simplifies AP and AR processes such as: electronic invoice distribution and submission; purchase order submission, distribution and acknowledgement, invoice processing and validation, line-item matching, approval routing, invoice consolidation, dispute management, e-payment processing, and reporting and analysis.  To learn more, visit www.directinsite.com.

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About Marcum LLP

Marcum LLP is one of the largest independent public accounting and advisory services firms in the nation. Ranked among the top 15, Marcum LLP offers the resources of 1,000 professionals, including over 125 partners, in more than 20 offices throughout New York, New Jersey, Massachusetts, Connecticut, Pennsylvania, California, Florida, Grand Cayman and China. Headquartered in New York City, the Firm's presence runs deep with full-service offices strategically located in major business markets. Marcum is a member of the Marcum Group, an organization providing a comprehensive range of professional services spanning accounting and advisory, technology solutions, wealth management, and executive and professional recruiting. The Marcum Group companies include Marcum LLP; Marcum Technology LLC; Marcum Search LLC; Marcum Financial Services LLC; Marcum Bernstein & Pinchuk LLP; MarcumBuchanan Associates LLC; and Marcum Cronus Partners LLC.

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